UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

ENVISION HEALTHCARE HOLDINGS, INC.

 (Exact name of each registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200
(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2015, Nicholas A. Poan notified Envision Healthcare Holdings, Inc. (the “Company”) that he will resign as the Company’s Senior Vice President, Chief Accounting Officer and Controller, effective May 29, 2015, for personal reasons. Randel G. Owen, the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer, will serve as Chief Accounting Officer until a permanent successor is identified.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, four proposals were submitted to the Company’s stockholders.  The proposals are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2015.  The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following Class II directors to serve for a term expiring at the 2018 Annual Meeting of Stockholders.  The voting results are set forth below.

	Votes For	Votes Withheld	Broker Non-Vote
Carol J. Burt	145,011,518	20,168,180	2,932,491
Leonard M. Riggs, Jr., M.D.	163,780,057	1,399,641	2,932,491
James D. Shelton	163,830,500	1,349,198	2,932,491

Proposal 2

The Company’s stockholders approved the Envision Healthcare Holdings, Inc. 2015 Employee Stock Purchase Plan. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
164,410,723	766,807	2,168	2,932,491

Proposal 3

The Company’s stockholders approved the Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
164,409,230	768,500	1,968	2,932,491

Proposal 4

The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
167,714,526	393,737	3,926	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

May 28, 2015	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

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